UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2009

IPKV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52135	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Nautilus Global Partners

700 Gemini, Suite 100

Houston, TX 77027

(Address of Principal Executive Offices/Zip Code)

(281) 488-3883

(Registrant’s telephone number, including area code)

Ruby Growth Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to the Rights of Security Holders.

On January 28, 2009, Ruby Growth Corporation (the “Company”) held a meeting of its holders of its ordinary shares as December 23, 2008 (the “Meeting”).  At the meeting, the holder of approximately 78% of the ordinary shares of the Company approved:  (1) a proposal that the Company de-register as a Cayman Islands company and transfer by way of continuation to Delaware, (2) a proposal that the Company change its name to IPKV Holdings, Inc., and (3) a proposal that the Company increase its authorized capital stock from 50,000,000 ordinary shares, par value $0.001 per share and 1,000,000 preference shares, par value $0.001 per share to 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001 per share.  Following the approval of a majority of its shareholders, the Company consummated the conversion to a Delaware corporation on January 28, 2009 through (i) the de-registration of the Company under Cayman Islands law, (ii) the execution and filing of a certificate of conversion with the Secretary of State of the State of Delaware and (iii) the execution and filing of a certificate of incorporation with the Secretary of State of the State of Delaware.  In connection with the conversion, each issued and outstanding ordinary share of the Company, as it existed under Cayman Islands law, was converted into one issued and outstanding share of common stock of the Company as it now exists under Delaware law.  In addition, the Company adopted new bylaws in connection with its conversion to a Delaware corporation.

The rights of the Company’s stockholders are now governed by the Company’s Delaware certificate of incorporation (the “Certificate of Incorporation”), the bylaws (the “Bylaws”) and the Delaware General Corporate Law (“Delaware Law”), and, as a result, certain rights of the Company’s stockholders have changed.  Under Delaware Law, the Company’s stockholders are granted certain appraisal rights, subject to exceptions, if the Company is involved in a merger or consolidation, whereas neither Cayman Islands law nor the Company’s former memorandum and articles of association (the “Articles”) specifically provided for appraisal rights.  In addition, under the Company’s Delaware certificate of incorporation, actions may be taken by the Company’s stockholders by written consent of not less than the minimum number of votes that would be necessary to take such action at a meeting.  Under Cayman Islands law, actions by written consent of the shareholders had to be approved by all of the shareholders entitled to vote on such action.   Under the Certificate of Incorporation notices of meetings of stockholders must be sent no more than sixty or less then ten days before the date of the meeting.  Under the Articles, the Company was required to provide seven days notice.  In addition, the Delaware Law provides for certain restrictions with respect to business combinations with interested stockholders and under the Articles and Cayman Islands had not such restrictions.

The foregoing is a brief summary of the modifications of the rights of the Company’s stockholders as a result of the Company’s conversion from a Cayman Islands company to a Delaware corporation.  It is therefore subject to the complete text of the relevant provisions of the Companies Law (2007 Revision) of the Cayman Islands, the common law of the Cayman Islands, the Articles and the Delaware Law.  It is also subject to the complete texts of the Certificate of Incorporation and Bylaws (which are attached as exhibits hereto).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 3.03 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

3.1

Certificate of Incorporation filed with the Delaware Secretary of State on January 28, 2009.

3.2

Bylaws of the Company

3.3

Certificate of Conversion filed with the Delaware Secretary of State on January 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPKV HOLDINGS, INC.

Date: February 3, 2009	By:	/s/ Joseph Rozelle
Name: Joseph Rozelle
Title: President

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